UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3857 Birch St
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 722-6257

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
On April 29, 2026, Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”) received demand letters through two of its wholly owned indirect subsidiaries, Pacific Oak SOR Properties, LLC (“Holdings”) and Pacific Oak SOR US Properties II LLC (“Holdings II”), from Whitehawk Capital Partners, LP (“Whitehawk”), as administrative agent and collateral agent, demanding immediate payment of all obligations arising under (i) that certain Credit Agreement dated July 29, 2025 (the “Credit Agreement”), among certain other wholly owned indirect subsidiaries of the Company as borrowers, certain additional wholly owned indirect subsidiaries as guarantors, the lenders party thereto, and Whitehawk as agent, and (ii) the guaranties dated July 29, 2025 executed by each of Holdings and Holdings II in favor of Whitehawk (the “Parent Entity Guaranties”).
In its demand letters, Whitehawk asserts that two events of default have occurred and are continuing under the Credit Agreement (collectively, the “Alleged Events of Default”). Whitehawk claims that the first alleged event of default occurred on or about August 19, 2025, when Pacific Oak SOR (BVI) Holdings, Ltd., a British Virgin Islands entity and indirect parent of the borrowers (“BVI”), Holdings, Holdings II and certain other parties entered into a restrictive agreement in favor of holders of certain BVI debt obligations and their trustee, Reznik Paz Nevo Trust Ltd., which Whitehawk alleges constituted a breach of Sections 9.8 and 9.18 of the Credit Agreement and an immediate and uncurable Event of Default under Section 11.1(b)(a) of the Credit Agreement. Whitehawk further claims that a second alleged event of default arose from the commencement of an insolvency proceeding against BVI on or about December 26, 2025 by holders of those same BVI debt obligations, and that on February 8, 2026 an order was entered in that proceeding directing a vote on BVI's proposed debt arrangement, which Whitehawk contends constitutes a continuing Event of Default under Section 11.1(l) of the Credit Agreement.
Based on these assertions, Whitehawk claims that all obligations under the Credit Agreement became automatically due and payable on or prior to February 8, 2026, and that interest on all loans and other obligations has been accruing at a default rate since August 19, 2025. The Credit Agreement provided for an aggregate principal amount of $80,000,000. In addition to principal, Whitehawk claims that additional amounts are owing including accrued interest at a default rate and an exit fee, the total of which the Company is in the process of evaluating.
The Company’s legal counsel is reviewing Whitehawk's assertions and claims, including whether the Alleged Events of Default have in fact occurred and whether the acceleration of obligations and other remedies claimed by Whitehawk are valid. The Company expressly reserves all of its rights and defenses with respect to Whitehawk's claims. Whitehawk has also stated in its letters that it believes a significant number of additional defaults and events of default may exist beyond the Alleged Events of Default, and those assertions are similarly under review.
On May 19, 2026, Whitehawk filed a complaint and motion for temporary restraining order and preliminary injunction against two wholly owned indirect subsidiaries of the Company, Pacific Oak SOR Tule Springs Owner TRS, LLC and Pacific Oak SOR Tule Springs Village 2 Parcels Owner, LLC, in the District Court of Clark County, Nevada (Case No. A-26-946814-B). The motion seeks to enjoin those subsidiaries from encumbering, transferring, or otherwise impairing certain real property in North Las Vegas, Nevada that serves as principal collateral under the Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: May 27, 2026	By:	/s/ Brian Ragsdale
Brian Ragsdale
President, Chief Executive Officer and Chief Financial Officer
(principal executive officer)